EXHIBIT 10.42


             SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (this "Agreement") is effective as of July 31, 2007 and is by and among, and is binding upon, the following parties: TELEVISIONS EVENTS & MARKETING, INC., a Hawaii corporation ("TEAM"); TOM KIELY, an individual ("Kiely"); THE BEVERAGE GROUP, INC., a Delaware corporation ("TBGI"); AMCON DISTRIBUTING COMPANY, a Delaware corporation ("Distributing"); AMCON CORPORATION, a Delaware corporation ("AC"); WILLIAM F. WRIGHT, an individual ("Wright"); and ARCHIE J. THORNTON, an individual ("Thornton"); THE THORNTON WORKS, INC., a California corporation ("TWI"), each of which may individually be referred to herein as a "Party," or collectively as the "Parties."

                             RECITALS:

1. On or about January 15, 2003, TEAM, as licensor, entered into two Trademark License Agreements (the "License Agreements") regarding its XTERRA trademark. The Parties dispute which person or entity is responsible as licensee under the License Agreements.

2. The Parties are currently engaged in litigation regarding the License Agreements, entitled Television Events & Marketing, Inc. v. AMCON Distributing Company, et al. and Related Counterclaim, United States District Court, District of Hawaii, Case No. 05 CV 00259 ACK (the "Action").

3. Without any of them admitting any fault, liability or wrongdoing, the Parties desire to resolve their disputes, dismiss the Action and settle all related claims of any kind or nature, in law or equity, known or unknown, past and present which the Parties may have against one another from any and all dealings concerning the License Agreements and the Action.

NOW, THEREFORE, according to the preceding recitals and in exchange for and considering the covenants, agreements, and representations set forth in this Agreement, the Parties agree as follows:

                               AGREEMENT

I.  CONSIDERATION:

A. PAYMENT BY DISTRIBUTING. Distributing shall pay TEAM a total of $875,000 as follows:

  1.  $187,500 on or before August 17, 2007;

  2. $187,500 in 2008 in four equal quarterly installments as follows: $46,875 on or before January 4, 2008, April 4, 2008, July 3, 2008 and October 3, 2008;

  3. $187,500 in 2009 in four equal quarterly installments as follows: $46,875 on or before January 2, 2009, April 3, 2009, July 3, 2009 and October 2, 2009;
  4. $187,500 in 2010 in four equal quarterly installments as follows: $46,875 on or before January 7, 2010, April 7, 2010, July 7, 2010 and October 7, 2010; plus

  5. $125,000 in 2011 in four equal quarterly installments as follows: $31,250 on or before January 7, 2011, April 7, 2011, July 7, 2011 and October 7, 2011.

B. XTERRA PARTICIPATING SPONSOR PACKAGES BY TEAM. TEAM shall provide Distributing (at the rate of one per year in any three of 2008, 2009, 2010 and 2011, at Distributing's option) with three (3) one-year XTERRA Participating Sponsor Packages (the "Sponsor Packages") worth at least $100,000 each (as determined by TEAM's arms-length valuation with respect to other Participating Sponsors and not by the actual cost to TEAM) for the benefit of a product or service which does not conflict with any other existing Sponsor. The terms of the Sponsor Packages are set forth in the separate written agreement between TEAM and Distributing and the brochure attached as Exhibit "A" hereto, and such terms shall also include (if not already provided for in Exhibit "A"):

  1. Signage at all Championship events (TEAM produces and displays) in the United States;

  2. Logo and visibility in the touring XTERRA Pavilion which is on display at the XTERRA America Tour and World Championship package;

  3. Provision of a sponsor pavilion at the Championship events in the United States for Distributing or its assignee to use for its promotional purposes. This includes set up / teardown and transportation of the pavilion;

  4.  Logo in all marketing materials and advertising in the United
States;

  5.  XTERRAPlanet.com web link;

  6. Product sampling at event sites and sales through the onsite vendor in the United States;

  7.  Category exclusivity;

  8. Any other benefits normally conferred with Sponsor Packages in the United States at the level contemplated in the brochure attached as Exhibit "A" hereto;

  9. Distributing is permitted to transfer, sell, assign, or hypothecate any or all of the Sponsor Packages to any reasonably suitable (e.g., no cigarette companies) non-duplicative brand/service; and

  10. Each of the three Sponsor Packages can be used in any year (one or two packages per year) beginning in 2008 or later, and do not need to be used in consecutive years. Distributing (and/or its assignees) shall provide TEAM use of the relevant logo(s) and promotional items in the quantity and of the type customarily expected of other Sponsors under the customary pricing and delivery conditions.

C. GUARANTY BY WRIGHT. Wright shall personally and unconditionally guaranty each of Distributing's payment obligations set forth in
Section I.A.2-5, above, totaling $687,500.

D. PAYMENT BY THORNTON. Thornton shall commit to pay TEAM a total of $50,000 on or before August 17, 2007.

Each Party hereto will bear its own attorneys' fees and costs arising from or in connection with the Action and the negotiation of this Agreement.

E.  MUTUAL GENERAL RELEASES.

Except for the obligations set forth in this Agreement, each of (1) TEAM and Kiely, and (2) Thornton and TWI, and (3) TBGI, Distributing, AC and Wright, for themselves and for all of their respective heirs, successors, assigns, principals, agents, officers, directors, representatives, attorneys, promoters, partners, joint venturers, affiliates, parent companies, subsidiaries, independent contractors, employees, employers, trustees, sureties, bonding companies, insurers and all others who claim to have an interest in the claims released herein, hereby release and forever discharge each other and all of each other's respective heirs, successors, assigns, principals, agents, officers, directors, representatives, attorneys, promoters, partners, joint venturers, affiliates, parent companies, subsidiaries, independent contractors, employees, employers, trustees, sureties, bonding companies and insurers, including but not limited to what has been referred to as "The Beverage Group" by TEAM in the Action, from any and all actual or potential claims, demands, losses, damages, and liabilities of any nature whatsoever, whether based on contract, tort, constitution, statute, or other legal or equitable theory of recovery, known or unknown, past or present, which each have, had, or claim to have against each other relating to or arising out of (1) the License Agreements and (2) the events, transactions and relationships underlying and/or related to the Action.

F. DISMISSAL OF ACTION. All Parties shall execute the documents required to dismiss the Action with prejudice with each Party bearing its own fees and costs (except as provided in Paragraph X, below)..

G.  RESERVATION OF RIGHTS.

The Parties expressly reserve the right to enforce this Agreement.
The Parties further agree that dismissal of the Action shall not affect either (1) the effectiveness of this Agreement, or (2) the jurisdiction of the United States District Court for the District of Hawaii over them, and they agree that the District Court shall reserve jurisdiction for the purposes of enforcing this Agreement in the event it is breached by any Party. The order of dismissal will specifically recite that the District Court shall retain jurisdiction for these purposes.

II.  NO ADMISSION OF LIABILITY:

This Agreement shall not be construed as an admission of liability by any party to it. This Agreement is a compromise of the Action and contested claims therein.

III.  SUCCESSORS AND ASSIGNS:

This Agreement is binding upon, and shall inure to the benefit of the Parties hereto, and their respective agents, officers, representatives, successors, attorneys, agents, partners, past or present employees, past or present independent contractors, employers, heirs, trustees, personal representatives, sureties, bonding companies, insurers and assigns.

IV.  OWNERSHIP OF CLAIMS:

Each releasing party represents and warrants that no person other than the releasing party has an interest in the claims released, and that each party has not sold, assigned, transferred, conveyed or otherwise disposed of any of the released claims.

V.  GOVERNING LAW:

This Agreement shall in all respects be interpreted, enforced, and governed by and under the laws of the State of Hawaii.

VI.  WAIVER:

The waiver of any breach of this Agreement by any Party shall not be a waiver as to any other subsequent or prior breach.

VII.  ENTIRE AGREEMENT:

This Agreement contains the entire agreement between and among the Parties and supersedes any other prior representations, understandings, or agreements, except for any written agreement regarding the Sponsorship Packages referred to in Section I.B., above. The terms of this Agreement are contractual and not a mere recital.

VIII.  AMENDMENT:

This Agreement shall not be amended, modified or otherwise changed in any respect or particular whatsoever, except in a writing duly executed by all Parties. The Parties hereby acknowledge and agree that they will make no claim at any time that this Agreement has been orally altered or modified in any respect.

IX.  AUTHORITY:

Each Party represents that the Party has full power, authority, and capacity to execute and perform his, her or its obligations under this Agreement.

X.  ENFORCEMENT OF RIGHTS UNDER THIS AGREEMENT:

If any Party hereto attempts to set aside this Agreement, or brings any action for its breach, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

XI.  INTERPRETATION:

This Agreement is the product of negotiations between the Parties and shall be construed without regard to the party or parties responsible for preparing or drafting of this document. Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any Party hereto by virtue of identification of the party who drafted the language.

XII.  ADVICE FROM COUNSEL:

The Parties each acknowledge that he, she or it has entered into the Agreement freely and voluntarily, that he, she or it has read and understands the terms of the Agreement, and that each has signed the Agreement with the advice of counsel. The terms of the Agreement have been negotiated at arm's length among knowledgeable parties, who are represented by experienced counsel. As a result, the rule of "interpretation against the draftsman" shall not apply in any dispute over the interpretation of the terms of the Agreement.

XIII.  SEVERABILITY:

If one or more of the provisions, or portions thereof, of the Agreement is/are determined to be illegal or unenforceable, then the remainder of this Agreement shall not be affected, and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

XIV.  COUNTERPART SIGNATURES:

This Agreement may be executed in two or more counterparts, and by facsimile, each of which shall be deemed to be an original, and all of which taken together will be deemed one and the same instrument.



IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first mentioned above.


TELEVISIONS EVENTS & MARKETING, INC., a Hawaii corporation
By:   /s/  Tom Kiely
Its:  President

AMCON DISTRIBUTING COMPANY, a Delaware corporation
By:   /s/ Christopher Atayan
Its:  Chief Executive Officer


TOM KIELY, an individual
By:   /s/ Tom Kiely


THE BEVERAGE GROUP, INC., a Delaware corporation
By:   /s/ Andrew Plummer
Its:   President


THE THORNTON WORKS, INC., a California corporation
By:   /s/ Archie J. Thornton
Its:  President


AMCON CORPORATION, a Delaware corporation
By: /s/ William F. Wright
Its:  Chairman and Chief Executive Officer


ARCHIE J. THORNTON, an individual
By: /s/ Archie J. Thornton


WILLIAM F. WRIGHT, an individual
By: /s/ William F. Wright